Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KEYON COMMUNICATIONS HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2007, AT 11:27 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

3852792 8100

071148074

AUTHENTICATION: 6100578

DATE: 10-24-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:27 AM 10/24/2007
FILED 11:27 AM 10/24/2007
SRV 071148074 - 3852792 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KEYON COMMUNICATIONS HOLDINGS, INC.

KeyOn Communications Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

> "Fourth: The total number of shares of stock of which the Corporation shall have authority to issue is One Hundred Million (100,000,000), which shall be divided into two classes as follows: Ninety Five Million (95,000,000) shares of common stock, $0.001 par value per share, and Five Million (5,000,000) shares of preferred stock, $0.001 par value per share.
>
> Effective as of 5:00 pm, New York time, on October 26, 2007 (the "Effective Time") each share of the Corporation's common stock, $0.001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 1/2 of a share of common stock, $0.001 par value per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 1/2."

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, KeyOn Communications Holdings, Inc. has caused this Certificate to be executed by its duly authorized officer on this 25 day of October, 2007.

KEYON COMMUNICATIONS HOLDINGS, INC.

By: ______________________
Name: Jonathan Snyder
Title: Chief Executive Officer